Exhibit 99.1

   updates to E*TRADE’s customer activity metrics  April 2019  © 2019 E*TRADE Financial Corporation. All rights reserved.This presentation contains confidential information and may not be disclosed without E*TRADE Financial Corporation’s written permission.

Realignment of customer activity metrics

- We have enhanced the structure of our reporting to better align our customer activity metrics to our customer channels. We updated our account and asset roll-ups by:
  - combining **brokerage** and **banking** under the **retail** heading
  - distinguishing **advisor services** as its own channel
  - renaming **stock plan** to **corporate services** and providing a breakout of vested balances
- We have refined our presentation of trades to capture only commissionable trades to more closely align to commissions revenue. This has impacted our presentation of daily average revenue trades (DARTs), derivative DARTs %, and average commission per trade. Commissionable trades exclude trades related to no transaction fee mutual funds and commission-free ETFs, rebalancing trades associated with our managed products, and other non-commissionable trades
- We aligned the minimum threshold for gross new and end of period retail accounts to $25 and refined the definition for gross new retail accounts sourced from corporate services to include only those which maintain a minimum balance of $25 at the end of the reporting period or trade within the reporting period
- We have released a historical quarterly metrics spreadsheet posted to about.etrade.com with our customer activity metrics under both the new and prior structure and definitions, including three years of historical quarterly data
- Along with the first quarter earnings release we will update the customer activity metrics spreadsheets to include Q1 customer activity metrics under both the new and prior format. Going forward we plan to only show metrics under the new format

2

E*TRADE

Trading: refining the presentation of trades  Old  New  We have refined our presentation of trades to capture only commissionable trades to more closely correspond to commissions revenue. This has impacted our presentation of daily average revenue trades (DARTs), derivative DARTs %, and average commission per trade. Commissionable trades exclude trades related to no transaction fee mutual funds and commission-free ETFs, rebalancing trades associated with our managed products, and other non-commissionable trades

   Trading: refining the presentation of trades  DARTs296K  DARTs281K  Derivative DARTs93K  Derivative DARTs92K  Old (Q4’18)  New (Q4’18)  Derivative DARTs %31%  Derivative DARTs %33%  Total trades (MM)18.3  Commissionable trades (MM)17.4  Average commission per trade$6.66  Average commission per trade$7.00  In April of 2019, the presentation of trades was refined to capture only commissionable trades to more closely correspond to commissions revenue. This impacts the presentation of daily average revenue trades (DARTs), derivative DARTs %, and average commission per trade. Commissionable trades exclude trades related to no transaction fee mutual funds and commission-free ETFs, rebalancing trades associated with our managed products, and other non-commissionable trades.

   Realigning the roll-up of accounts  Old  New  We updated the alignment of our account roll-ups, combining retail brokerage and banking accounts under retail, and distinguishing advisor services as its own channel. We aligned the minimum threshold for gross new and end of period retail accounts at $25 and refined the definition for gross new retail accounts sourced from corporate services to include only those which maintain a minimum balance of $25 at the end of the reporting period or trade within the reporting period

   Gross new accounts: realignment, account thresholds  Gross new banking accounts13K  Gross new retail accounts1,053K   Gross new brokerage accounts1,054K  Gross new advisor services accounts 8K  Retail brokerage gross new accounts 1,040K  Gross new advisor services accounts 8K  Gross new banking accounts 13K  In April of 2019, the Company aligned the minimum threshold for gross new and end of period retail accounts at $25  Old (Q4’18)  New (Q4’18)  Gross new stock plan accounts76K  Gross new corporate services accounts 72K  Gross new accounts1,143K  Gross new accounts 1,133K

   End of period accounts: realignment, account thresholds  End of period banking accounts298K  End of period retail accounts5,008K   End of period brokerage accounts4,897K  End of period advisor services accounts 151K  Retail brokerage accounts 4,746K  Advisor services accounts 151K  Banking accounts 262K  Old (Q4’18)  New (Q4’18)  End of period stock plan accounts1,764K  End of period corporate services accounts 1,764K  End of period accounts6,959K  End of period accounts 6,923K              In April of 2019, the Company aligned the minimum threshold for gross new and end of period retail accounts at $25

   Net new accounts: realignment, account thresholds  Net new banking accounts6K  Net new retail accounts952K   Net new brokerage accounts947K  Net new advisor services accounts 1K  Retail brokerage net new accounts 946K  Net new advisor services accounts 1K  Net new banking accounts 6K  Old (Q4’18)  New (Q4’18)  Net new stock plan accounts28K  Net new corporate services accounts 28K  Net new accounts981K  Net new accounts 981K              In April of 2019, the Company aligned the minimum threshold for gross new and end of period retail accounts at $25

   Realigning the roll-up of net new assets  Old  New  We updated the alignment of our net new asset roll-ups, combining retail brokerage and banking under retail, and distinguishing advisor services as its own channel

 Net new assets: realignment  Net new banking assets$0.9B  Net new retail assets$19.8B   Net new brokerage assets$19.1B  Net new advisor service assets $0.2B  Net new retail brokerage assets $18.9B  Net new advisor service assets $0.2B  Net new banking assets $0.9B  Old (Q4’18)  New (Q4’18)  Net new assets$20B  Net new assets$20B

     Total customer assets: aligning by channel  We separated vested corporate services assets from security holdings, and consolidated sweep deposits, customer cash held by third parties, customer payables, and banking assets in a single cash and deposits line. We still include a detailed breakout of cash in a new endnote    Old  New            *New endnote      *

   Total customer assets: aligning by channel  Old (Q4’18)  New (Q4’18)  Unexercised stock plan holdings$36.4B  Security holdings$317.5B  Corporate services vested assets$111.9B  Retail, advisor services and corporate services vested assets$414.1B  Corporate service vested equity holdings $75.5B  Security holdings$242.0B  Savings, checking and other banking assets - $6.0B  Sweep deposits$39.3B  Customer cash held by third parties$4.8B  Customer payables (cash)$10.1B  Cash and deposits$60.2B  Security holdings $242.0B  Total customer assets$414.1B                    Stock plan customer holdings (unvested)$94.4B  Corporate services unvested holdings$94.4B      Total customer assets$508.5B

 Addition of asset roll-ups  Added  We added a breakdown of fee-based assets, and asset roll-ups across the retail, advisor services, and corporate services channels.